Exhibit 99.1

Security Bank Corporation Announces Acquisition in North Metro Atlanta Market and Record 2004 Earnings and Earnings Per Share

Macon, GA., January 19, 2005 / PR Newswire/ —

Security Bank Corporation (NASDAQ: SBKC) today announced its entry into the metro Atlanta market by signing a definitive agreement to acquire SouthBank, a community bank located in Woodstock, Georgia. SouthBank, with approximately $113.7 million in total assets, $93.3 million in deposits and $13.8 million in stockholders’ equity as of December 31, 2004, operates one full service banking office and two loan production offices in the fast growing north metro Atlanta counties of Cherokee, Paulding and Forsyth.

Separately, Security Bank Corporation announced record 2004 net income and earnings per share, as well as record fourth quarter net income and earnings per share.

Definitive Agreement Signed to Acquire SouthBank

Under the terms of the agreement, SouthBank shareholders will elect to receive cash, shares of Security Bank Corporation stock, or a cash/stock combination valued at approximately $32.2 million in the aggregate. The consideration paid by Security will consist of approximately 70% stock and 30% cash. The transaction has been unanimously approved by the board of directors of both companies and is subject to regulatory approval, the approval of SouthBank shareholders and other customary conditions of closing. The acquisition is scheduled to be completed during the second quarter of 2005 and is expected to be accretive to Security Bank’s earnings during the first full year of combined operations.

In a joint statement, Kevin Reece, Chairman of SouthBank, Tony Collins, Vice Chairman and Charles Barnes, President and Chief Executive Officer, stated, “We are enthusiastic about joining the Security Bank team of successful community banks. Our mission has been to meet the personal and business banking needs of our community and we’re confident we will be able to do even better as part of Security Bank. Security Bank has a very strong track record of successful mergers. The key to their success has been empowering people to make local decisions based on the unique needs of each market.”

Rett Walker, President and Chief Executive Officer of Security Bank Corporation, said, “Strategically, this is a very exciting acquisition for Security Bank. It expands our franchise into the Atlanta metropolitan area and into three of the fastest growing markets in Georgia, giving us access to a large retail and commercial customer base. This acquisition is consistent with our disciplined acquisition strategy of focused expansion into demographically attractive markets. It also meets our stated financial goals of earnings accretion within 1 year and earning back tangible book value dilution within 5 years. In addition, SouthBank is an organization that shares our passion for building shareholder value by providing superior banking service to the local community. We have had a working relationship with SouthBank for some time now and have been closely following their progress. We very much look forward to the continuation of the outstanding customer service and community focus that both organizations embrace.”

Announcement of Record 2004 and 4th Quarter Earnings

Earnings Summary

Net income for the fourth quarter of 2004 was a record $3.4 million versus $2.5 million for the fourth quarter of 2003, an increase of 34%. Diluted earnings per share were also a record $0.57 versus $0.49 for the year-ago period, an increase of 16.3%. For the year ended December 31, 2004, net income was a record $12.3 million versus $8.6 million for the twelve months ended December 31, 2003, an increase of 43%. Diluted earnings per share for the year ended December 31, 2004 were a record $2.15, an increase of 12.0% over 2003 diluted earnings per share of $1.92.

The company’s annualized returns on average equity and assets for the fourth quarter of 2004 were 12.99% and 1.33%, respectively, versus 13.62% and 1.16%, respectively, for the fourth quarter of 2003. The company’s return on average tangible equity for the fourth quarter of 2004 was 17.98% versus 20.65% for the fourth quarter of 2003.

Rett Walker, Security Bank’s President and Chief Executive Officer, remarked, “We are extremely pleased with our results for both the fourth quarter and the entire year. 2004 was a year marked with many notable accomplishments – an extremely successful common stock offering in May, reaching the $1 billion asset plateau in the third quarter, an increase in the value of our stock of nearly 29% and a dramatic increase in visibility from the investment community with four analysts now following our company. We also feel very good about the momentum we have going into 2005, especially given the strong loan demand we continue to see throughout our franchise.”

Balance Sheet

Loans, excluding loans held for resale, were $845.8 million at December 31, 2004, up from $697.7 million at December 31, 2003, an increase of 21%. Total deposits were $842.6 million at December 31, 2004, an increase of 13.4% over the year-ago level of $743.3 million. Total assets increased to $1.06 billion at December 31, 2004, up from $911.3 million at December 31, 2003, an increase of 16.7%.

On a linked-quarter average balance basis (compared to the quarter ended September 30, 2004), loans, excluding loans held for sale, grew $27.1 million or 13.6% on an annualized basis. Deposits grew $22.4 million, or 11.3% on an annualized basis.

Stockholders’ equity increased $30.9 million to $106.7 million, an increase of 41% versus the year-ago level. The primary reasons for the increase were earnings, net of dividends paid, and the proceeds of the sale of common stock in May 2004 of approximately $19.0 million. Book value per share increased 21% to $18.30 and tangible book value per share increased $3.33, or 33%, to $13.33. The proceeds of the common stock offering in May 2004 added $2.14 to tangible book value per share.

Net Interest Income

Net interest income (on a fully tax equivalent basis) for the fourth quarter of 2004 was $10.7 million, an increase of 16.1% over the fourth quarter of 2003. The net interest margin on a fully tax-equivalent basis was 4.50% for the quarter ended December 31, 2004, versus 4.47% for the third quarter of 2004.

Noninterest Income and Expense

Noninterest income for the fourth quarter of 2004 was $4.1 million versus $4.2 million for the fourth quarter of 2003, a decrease of 3.1%. The primary reason for the decrease was a decline in mortgage banking income of $715,000, or 41%. Service charge income was $1.7 million, up 13.9% from the fourth quarter of 2003.

Noninterest expense for the fourth quarter of 2004 was $8.6 million, which was unchanged over the year-ago level. The primary changes in the components of noninterest expense versus the year-ago quarter was an increase of salaries and benefits of $359,000, or 7.9%, offset by declines in marketing expense of $132,000, or 26%, and a decline in service fees paid of $123,000. The company’s efficiency ratio was 58.0% for the fourth quarter of 2004 versus 64.2% for the fourth quarter of 2003 and 58.9% for the third quarter of 2004.

Asset Quality

Total nonperforming assets (nonaccrual, 90 days past due & still accruing, and other real estate owned (ORE) declined to 0.97% of total loans plus ORE when compared to 1.17% at the end of the fourth quarter of 2003 and 0.98% at the end of the third quarter of 2004. For 2004, net charge-offs to average loans were only 0.17%, compared to 0.32% for 2003. The allowance for loan losses as a percentage of loans, excluding loans held for resale, was 1.29% at December 31, 2004 as compared to 1.32% at September 30, 2003 and 1.35% at December 31, 2003.

Other Information

Security Bank Corporation management will host a conference call to discuss these results at 8:30 AM EST on Thursday, January 20, 2005. This call is open to all interested parties. From locations within the United States, the call-in number is 877-407-8035 (201-689-8035 from outside the United States). Please call in 10 minutes prior to the beginning of the conference and ask for the Security Bank Corporation conference call. A recorded playback of the conference call will be available by calling 877-660-6853, (201-612-7415 from outside the United States) from approximately 12:00 P.M. EST, Thursday, January 20, until 11:59 PM EST, Thursday, January 26. The reservation numbers for this playback is Account # 1628 and Conference ID # 133874.

The company also announced today guidance for 2005 diluted earnings per share in the range of $2.40 to $2.50. This compares to the current consensus analyst estimate of $2.45 for 2005.

About Security Bank Corporation

Security Bank Corporation is a Georgia multi-bank holding company based in Macon, Bibb County, Georgia. The Company’s wholly owned bank subsidiaries are Security Bank of Bibb County, Security Bank of Houston County, and Security Bank of Jones County. The banks maintain 14 banking offices in Macon, Perry, Warner Robins, and Gray, Georgia, as well as one full service office in Brunswick. In addition, Security Bank of Bibb County operates a wholly owned mortgage subsidiary; Fairfield Financial Services, Inc. Fairfield has offices in Macon, Warner Robins, Gray, Columbus, Brunswick, St. Simons Island, Pooler, Richmond Hill and Rincon.

Safe Harbor

This press release contains forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections. Please refer to Security Bank Corporation’s filings with the Securities and Exchange Commission for a summary of important factors that could affect Security Bank Corporation’s forward-looking statements. Security Bank Corporation undertakes no obligation to revise these statements following the date of this press release.

For more information, contact Rett Walker, President and Chief Executive Officer, at 478-722-6220 or Jim McLemore, Chief Financial Officer, at 478-722-6243.

Security Bank Corporation

Selected Consolidated Financial Data

(Dollars in Thousands, except Per Share Amounts)

Unaudited

	Quarters Ended December 31,			Twelve Months Ended December 31,
	2004	2003	% Change	2004	2003	% Change
EARNINGS SUMMARY:
Net interest income (FTE)	$10,671	$9,191	16.1%	$39,919	$30,284	31.8%
Provision for Loan Losses	852	730	16.7%	2,819	2,859	-1.4%
Noninterest Income	4,107	4,237	-3.1%	14,791	17,358	-14.8%
Noninterest Expense	8,570	8,626	-0.6%	32,267	30,896	4.4%
Provision for Income Taxes	1,851	1,436	28.9%	6,940	4,938	40.5%
Net Income	3,416	2,541	34.4%	12,318	8,647	42.5%

PER COMMON SHARE:
Basic earnings	$0.59	$0.51	15.7%	$2.21	$1.98	11.6%
Diluted earnings	0.57	0.49	16.3%	2.15	1.92	12.0%
Cash dividends declared	0.11	0.10	10.0%	0.44	0.40	10.0%
Book value	18.30	15.09	21.3%	18.30	15.09	21.3%
Tangible book value	13.33	10.00	33.3%	13.33	10.00	33.3%

KEY PERFORMANCE RATIOS (a):
Return on average equity	12.99%	13.62%		13.04%	14.27%
Return on average assets	1.33%	1.16%		1.27%	1.16%
Efficiency ratio	57.99%	64.24%		58.98%	64.85%
Net interest margin (FTE)	4.50%	4.58%		4.45%	4.40%
Net charge-offs to average loans	0.20%	0.18%		0.17%	0.32%

BALANCE SHEET SUMMARY - END OF PERIOD
Investment securities	$111,412	$102,855	8.3%
Loans Held for Resale	7,507	11,448	-34.4%
Loans, gross	845,765	697,682	21.2%
Allowance for loan losses	10,903	9,407	15.9%
Total assets	1,063,801	911,269	16.7%
Deposits	842,601	743,301	13.4%
Other borrowed money	107,504	85,985	25.0%
Stockholders’ equity	106,671	75,809	40.7%

ASSET QUALITY - END OF PERIOD
Nonaccrual loans	$6,214	$4,154	49.6%
Loans 90 Days Past Due and Accruing	—	27	-100.0%
Other real estate owned	1,991	4,007	-50.3%
Total nonperforming assets	8,205	8,188	0.2%
Allowance for loan losses/NPA’s	132.88%	114.89%	5.7%
Allowance for loan losses/loans	1.29%	1.35%	-4.4%

(a)	Annualized based on number of days in the period, except efficiency ratio

Security Bank Corporation

Average Balance Sheet and Net Interest Income Analysis

(Dollars in Thousands)

Unaudited

	Quarter Ended			Twelve Months Ended
	December 31, 2004			December 31, 2004
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets:
Interest-bearing deposits and fed funds sold	$8,504	$44	2.07%	$9,900	$140	1.41%
Investment securities	113,085	1,186	4.20%	103,896	4,403	4.24%
Loans Held for Resale	6,455	101	6.26%	6,955	419	6.02%
Loans	820,778	13,468	6.56%	775,274	49,303	6.36%
Other earning assets	557	7	5.03%	557	26	4.67%
Total earning assets	949,379	14,806	6.24%	896,582	54,291	6.06%
Non-earning assets	78,172			75,509

Total assets	$1,027,551			$972,091

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
Savings and interest-bearing transaction	$192,987	$418	0.87%	$186,570	$1,344	0.72%
Time deposits	512,769	2,961	2.31%	488,339	10,358	2.12%
Other borrowings	98,054	756	3.08%	90,895	2,670	2.94%
Total interest-bearing liabilities	803,810	4,135	2.06%	765,804	14,372	1.88%
Noninterest-bearing liabilities:
Noninterest bearing deposits	111,249			105,695
Other noninterest-bearing liabilities	7,308			6,139
Total liabilities	$922,367			$877,638

Stockholders’ Equity	105,184			94,453

Total liabilities and stockholders’ equity	$1,027,551			$972,091

Interest rate spread			4.18%			4.18%

Net interest income		$10,671			$39,919

Net interest margin (FTE)		4.50%			4.45%

Security Bank Corporation

Selected Financial Information

(Amounts in thousands, except per share data)

	2004					2003					2002
	Dec. 31/YTD	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	Dec. 31/YTD	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	Dec. 31/YTD	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
Period-End Balance Sheet
Total Assets	$1,063,801	$1,063,801	$1,012,647	$993,038	$936,849	$911,269	$911,269	$874,776	$883,702	$568,071	$581,319	$581,319	$530,426	$511,977	$481,020
Total Securities	111,412	111,412	115,325	107,067	96,026	102,855	102,855	112,867	99,831	38,158	53,905	53,905	46,475	44,108	42,720
Mortgage Loans held for Sale	7,507	7,507	9,363	8,882	7,707	11,448	11,448	16,696	42,308	33,749	35,955	35,955	28,715	12,642	11,610
Loans:
Commercial:
Real-Estate	406,654	406,654	402,458	428,849	391,934	346,534	346,534	310,377	251,262	217,044	205,989	205,989	190,396	189,785	175,856
Construction	192,181	192,181	155,400	124,119	116,468	116,344	116,344	126,447	127,431	122,867	113,844	113,844	108,687	106,789	84,893
All Other	71,081	71,081	61,039	60,800	62,714	55,591	55,591	50,636	88,786	39,792	42,886	42,886	40,781	42,148	36,943
Residential:
Consumer Real-Estate	97,829	97,829	99,300	96,058	100,838	108,992	108,992	106,047	26,122	28,979	30,816	30,816	31,662	34,184	25,168
Consumer Construction	18,953	18,953	17,088	16,793	19,704	17,390	17,390	19,923	17,784	13,965	13,500	13,500	13,414	13,037	17,191
All Other Consumer	59,067	59,067	57,036	55,090	49,156	52,831	52,831	52,981	133,696	33,261	31,411	31,411	31,407	27,606	44,515
Total Loans	845,765	845,765	792,321	781,709	740,814	697,682	697,682	666,411	645,081	455,908	438,446	438,446	416,347	413,549	384,566
Allowance for loan losses	10,903	10,903	10,465	10,096	9,612	9,407	9,407	8,981	8,475	5,812	5,480	5,480	4,954	4,858	4,471
Other Assets:
Other earning assets:	20,898	20,898	14,076	18,123	12,597	11,576	11,576	3,429	16,487	1,232	3,682	3,682	397	4,723	9,256
Total Earning Assets:	985,582	985,582	931,085	915,781	857,144	823,561	823,561	799,403	803,707	529,047	531,988	531,988	491,934	475,022	448,152
Intangibles:
Goodwill	28,579	28,579	28,579	28,579	28,579	24,875	24,875	24,658	24,688	3,910	1,900	1,900	1,900	1,900	1,900
Core-Deposit	585	585	628	671	713	756	756	799	856	0	0	0	0	0	0
Deposits:
Demand Deposits	119,545	119,545	109,136	109,261	106,447	107,534	107,534	97,598	94,440	74,844	75,101	75,101	63,851	63,854	64,099
Interest bearing deposits	723,056	723,056	682,066	683,783	654,888	635,767	635,767	618,066	614,348	360,065	365,494	365,494	344,749	335,537	320,668
Total Deposits	842,601	842,601	791,202	793,044	761,335	743,301	743,301	715,664	708,788	434,909	440,595	440,595	408,600	399,391	384,767
Fed Funds purchased & repo agreements	21,811	21,811	20,972	9,108	7,375	8,350	8,350	9,268	13,065	6,325	11,978	11,978	6,294	6,585	8,744
Other borrowed funds	85,693	85,693	89,840	84,003	81,857	77,635	77,635	72,265	85,005	80,829	84,332	84,332	72,942	64,440	47,300
Common Equity	106,671	106,671	104,154	100,448	80,593	75,809	75,809	73,808	72,248	41,603	39,548	39,548	39,050	37,299	35,869

	2004					2003					2002
	Dec. 31/YTD	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	Dec. 31/YTD	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	Dec. 31/YTD	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter

Average Balance Sheet
Total Assets	$972,091	$1,027,551	$994,605	$958,467	$907,742	$746,630	$873,002	$880,591	$678,964	$553,399	$513,388	$550,328	$513,695	$498,308	$491,196
Total Securities	103,896	113,085	105,948	95,970	100,582	78,342	109,430	102,953	60,165	40,821	44,308	45,100	45,820	44,266	42,045
Mortgage Loans held for Sale	6,955	6,455	7,429	7,650	6,285	29,518	13,504	38,385	37,453	28,732	20,857	32,555	16,279	10,046	24,548
Loans:
Commercial:
Real-Estate	399,341	405,831	417,861	415,541	358,129	259,824	317,091	280,195	232,798	209,212	133,666	202,976	187,031	180,522	165,370
Construction	141,240	175,867	143,811	126,777	118,505	122,426	123,506	125,775	124,197	116,228	89,631	113,358	107,104	103,377	94,699
All Other	61,297	62,406	61,193	61,536	60,054	55,766	51,904	72,682	57,314	41,164	104,706	40,546	41,073	39,643	36,316
Residential:
Consumer Real-Estate	99,934	99,207	96,787	98,477	105,265	55,341	106,196	58,409	26,820	29,939	29,508	30,804	32,632	30,355	24,597
Consumer Construction	17,854	18,164	16,768	17,441	19,042	17,172	20,364	19,471	15,662	13,191	14,522	13,829	14,467	14,964	14,826
All Other Consumer	55,608	59,303	57,278	53,478	52,370	64,177	55,059	101,501	67,659	32,489	36,594	32,434	31,443	36,686	45,450
Total Loans	775,274	820,778	793,698	773,250	713,365	574,706	674,120	658,033	524,450	442,223	408,627	433,947	413,750	405,547	381,258
Other Assets:
Other earning assets:	10,457	9,061	10,208	8,550	14,008	6,543	5,414	11,965	6,480	4,538	5,749	4,416	4,008	3,696	10,876
Total Earning Assets:	896,582	949,379	917,283	885,420	834,240	689,109	802,468	811,336	628,548	516,314	479,541	516,018	479,857	463,555	458,727
Deposits:
Demand Deposits	105,695	111,249	106,740	104,558	100,232	80,472	96,119	88,607	72,282	64,878	62,575	65,236	61,983	61,696	61,384
Interest bearing deposits
Savings	19,299	19,620	20,029	19,585	17,963	14,167	17,244	17,143	12,690	9,586	8,990	9,130	9,376	9,166	8,288
NOW	81,385	93,356	78,070	80,406	73,708	58,580	69,039	67,782	53,087	44,409	37,606	43,401	37,413	34,636	34,975
Money Market	85,886	80,011	88,879	89,628	85,028	71,802	88,294	86,235	62,708	49,971	43,270	47,981	44,108	40,112	40,878
Time deposits > $100,000	195,271	223,083	204,094	183,349	170,561	117,634	153,686	146,607	100,969	75,028	83,860	78,643	81,731	85,967	89,100
Time deposits < $100,000	293,068	289,686	296,809	289,925	295,854	243,471	287,004	294,090	218,183	174,606	160,267	172,961	167,907	157,250	142,948
Total Deposits	780,604	817,005	794,621	767,451	743,346	586,126	711,386	700,464	519,919	418,478	396,568	417,352	402,518	388,827	377,573
Fed Funds purchased & repo agreements	10,871	13,423	9,791	14,448	5,821	10,272	11,404	12,393	9,583	7,708	10,724	11,397	7,307	13,496	10,698
Other borrowed funds	80,024	84,631	80,812	77,892	76,757	84,843	72,367	90,884	92,632	83,487	65,439	78,819	62,299	56,405	64,233
Common Equity	94,453	105,184	101,958	93,004	77,667	60,581	74,652	72,748	54,586	40,336	37,318	39,381	38,076	36,458	35,359

Security Bank Corporation

Selected Financial Information

(Amounts in thousands, except per share data)

	2004					2003
	Dec. 31/YTD	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	Dec. 31/YTD	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
Income Statement
Interest Income	$53,925	$14,717	$13,824	$13,057	$12,327	$42,919	$12,462	$12,324	$9,794	$8,339
Interest Expense	14,372	4,135	3,669	3,294	3,274	12,937	3,366	3,622	3,152	2,797
Net Interest Income	39,553	10,582	10,155	9,763	9,053	29,982	9,096	8,702	6,642	5,542
Loan loss provision	2,819	852	529	718	720	2,859	730	783	857	489
Service charges on deposit accounts	6,450	1,704	1,636	1,634	1,476	5,044	1,496	1,381	1,161	1,006
Mortgage banking revenues	4,931	1,019	1,425	1,284	1,203	9,211	1,734	2,340	2,927	2,210
Other income	3,410	1,384	627	722	677	3,103	1,007	721	645	730
Total noninterest income	14,791	4,107	3,688	3,640	3,356	17,358	4,237	4,442	4,733	3,946
Salaries and benefits	18,630	4,917	4,759	4,621	4,333	18,146	4,558	4,846	4,679	4,063
Occupancy and equipment	3,365	851	866	855	793	3,063	800	843	743	677
Losses on OREO	160	12	95	12	41	539	292	125	78	44
Other noninterest expense	10,112	2,790	2,486	2,458	2,378	9,148	2,976	2,487	1,925	1,760
Total noninterest expense	32,267	8,570	8,206	7,946	7,545	30,896	8,626	8,301	7,425	6,544
Pre-tax earnings	19,258	5,267	5,108	4,739	4,144	13,585	3,977	4,060	3,093	2,455
Income Taxes	6,940	1,851	1,898	1,729	1,462	4,938	1,436	1,411	1,204	887
Net income	$12,318	$3,416	$3,210	$3,010	$2,682	$8,647	$2,541	$2,649	$1,889	$1,568
Basic earnings per share	$2.21	$0.59	$0.55	$0.54	$0.53	$1.98	$0.51	$0.53	$0.47	$0.46
Diluted earnings per share	2.15	0.57	0.54	0.53	0.52	1.92	0.49	0.51	0.46	0.46
Weighted average shares outstanding	5,578,186	5,823,193	5,816,779	5,578,706	5,089,188	4,362,638	5,019,602	5,012,038	3,983,174	3,410,924
Weighted average diluted shares o/s	5,741,415	5,961,146	5,918,754	5,702,453	5,198,137	4,496,916	5,141,075	5,180,023	4,117,203	3,512,943
Tax equivalent adjustment	366	89	91	94	92	303	94	89	66	53
Net interest income (FTE)	39,919	10,671	10,246	9,857	9,145	30,285	9,190	8,791	6,708	5,595
Stock and related per share data:
Book value	18.30	18.30	17.89	17.26	15.69	15.09	15.09	14.72	14.43	12.13
Tangible book value	13.33	13.33	12.91	12.28	10.02	10.00	10.00	9.69	9.39	10.99
Dividends declared per share	0.44	0.11	0.11	0.11	0.11	0.40	0.10	0.10	0.10	0.10
Other Key Ratios/Data:
Return on average equity	13.04%	12.99%	12.59%	12.95%	13.81%	14.27%	13.62%	14.57%	13.84%	15.55%
Return on average assets	1.27%	1.33%	1.29%	1.26%	1.18%	1.16%	1.16%	1.20%	1.11%	1.13%
Net interest margin (FTE)	4.45%	4.50%	4.47%	4.45%	4.38%	4.40%	4.58%	4.33%	4.27%	4.34%
Efficiency ratio (FTE)	58.98%	57.99%	58.89%	58.87%	60.36%	64.85%	64.24%	62.73%	64.90%	68.59%
Loan Performance Data:
Nonaccrual loans	$6,214	$6,214	$5,909	$4,748	$3,807	$4,154	$4,154	$7,716	$7,285	$4,986
Loans 90 Days Past Due and Accruing	0	0	0	23	236	27	27	0	185	2
Other real estate owned (ORE)	1,991	1,991	1,854	1,923	1,853	4,007	4,007	3,348	3,393	1,886
Total non performing assets	8,205	8,205	7,763	6,694	5,896	8,188	8,188	11,064	10,863	6,874
Net charge-offs	1,323	414	160	234	515	1,821	305	277	1,083	156
Allowance for loan losses/NPA’s	132.88%	132.88%	134.81%	150.82%	163.03%	114.89%	114.89%	81.17%	78.02%	84.55%
Allowance for loan losses/loans	1.29%	1.29%	1.32%	1.29%	1.30%	1.35%	1.35%	1.35%	1.31%	1.27%
NPA’s/Loans plus ORE	0.97%	0.97%	0.98%	0.85%	0.79%	1.17%	1.17%	1.65%	1.68%	1.50%
Nonperforming assets/total assets	0.77%	0.77%	0.77%	0.67%	0.63%	0.90%	0.90%	1.26%	1.23%	1.21%
Net charge -offs to average loans	0.17%	0.20%	0.08%	0.12%	0.29%	0.32%	0.18%	0.17%	0.83%	0.14%

Qtrly info annualized

	2002
	Dec. 31/YTD	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
Income Statement
Interest Income	$32,920	$8,469	$8,376	$8,100	$7,975
Interest Expense	12,110	2,957	2,969	3,043	3,141
Net Interest Income	20,810	5,512	5,407	5,057	4,834
Loan loss provision	2,603	1,150	403	510	540
Service charges on deposit accounts	3,406	1,013	894	781	718
Mortgage banking revenues	7,202	2,142	2,140	1,346	1,574
Other income	2,538	435	501	764	838
Total noninterest income	13,146	3,590	3,535	2,891	3,130
Salaries and benefits	13,604	3,739	3,446	3,194	3,225
Occupancy and equipment	2,556	669	692	597	598
Losses on OREO	669	295	225	56	93
Other noninterest expense	6,193	1,783	1,541	1,388	1,481
Total noninterest expense	23,022	6,486	5,904	5,235	5,397
Pre-tax earnings	8,331	1,466	2,635	2,203	2,027
Income Taxes	3,065	555	978	834	698
Net income	$5,266	$911	$1,657	$1,369	$1,329
Basic earnings per share	$1.55	$0.26	$0.49	$0.41	$0.39
Diluted earnings per share	1.52	0.25	0.48	0.40	0.39
Weighted average shares outstanding	3,389,610	3,398,317	3,395,755	3,388,067	3,375,989
Weighted average diluted shares o/s	3,456,246	3,496,330	3,442,357	3,462,859	3,391,869
Tax equivalent adjustment	211	55	55	50	50
Net interest income (FTE)	21,021	5,567	5,462	5,107	4,884
Stock and related per share data:
Book value	11.64	11.64	11.49	11.01	10.59
Tangible book value	11.08	11.08	10.93	10.45	10.03
Dividends declared per share	0.35	0.09	0.09	0.09	0.08
Other Key Ratios/Data:
Return on average equity	14.11%	9.25%	17.41%	15.02%	15.03%
Return on average assets	1.03%	0.66%	1.29%	1.10%	1.08%
Net interest margin (FTE)	4.38%	4.32%	4.55%	4.41%	4.26%
Efficiency ratio (FTE)	67.38%	70.83%	65.62%	65.45%	67.34%
Loan Performance Data:
Nonaccrual loans	$4,349	$4,349	$4,145	$2,549	$2,981
Loans 90 Days Past Due and Accruing	9	9	11	3	567
Other real estate owned (ORE)	1,903	1,903	2,028	2,980	2,932
Total non performing assets	6,261	6,261	6,184	5,532	6,480
Net charge-offs	1,222	624	307	124	167
Allowance for loan losses/NPA’s	87.53%	87.53%	80.11%	87.82%	69.00%
Allowance for loan losses/loans	1.25%	1.25%	1.19%	1.17%	1.16%
NPA’s/Loans plus ORE	1.42%	1.42%	1.48%	1.33%	1.67%
Nonperforming assets/total assets	1.08%	1.08%	1.17%	1.08%	1.35%
Net charge -offs to average loans	0.28%	0.58%	0.30%	0.12%	0.18%

Qtrly info annualized